EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-57810, Form S-3 No. 333-79407, Form S-8 No. 33-99914, Form S-8
No. 333-32646, Form S-8 No. 333-105926, Form S-3 No. 333-100625 and Form S-3 No.
333-66772) of Westell Technologies, Inc. of our report dated May 16, 2003, except for Notes 2 and 3, as to which the date is June 26, 2003, with respect to the consolidated financial statements and schedule of Westell Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 2003.


                                                        Ernst & Young LLP
Chicago, Illinois
June 27, 2003